Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

Ms. Israel Vizel, President

Marathon Bar Corp.

113 Barksdale Professional Center

Newark, DE 19711

Dear Mr. Vizel:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Marathon Bar Corp. on amended Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated November 21, 2011, as of and for the periods ended November 18, 2011 and from inception to November 18, 2011. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

February 1, 2012

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